EXHIBIT 9(b)

BROWN & WOOD LLP

ONE WORLD TRADE CENTER

NEW YORK, N.Y. 10048-0557
TELEPHONE: 212-839-5300
FACSIMILE: 212-839-5599

August 30, 1999

Merrill Lynch Global SmallCap Fund, Inc.

800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

      We consent to the filing of our opinion dated July 27, 1994, originally filed on July 28, 1994, as an Exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File Nos. 33-53399 and 811-07171), and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 6 to such Registration Statement.

Very truly yours,

/s/ BROWN & WOOD LLP